EXHIBIT 10-2

TIC
TEL INSTRUMENT
ELECTRONICS
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WWW.TELINSTRUMENT.COM    728 Garden Street, Carlstadt, N.J.  07072
                         Tel: (201)-933-1600  Fax: (201) 933-7340


February 22, 2010                                                    $125,000.00



                      SUBORDINATED NOTE - DUE APRIL 1, 2011
                      -------------------------------------

FOR VALUE RECEIVED, Tel-Instrument Electronics Corp (herein called the "Company"); a corporation duly organized and existing under the laws of New Jersey, hereby promises to pay to Mr. Jeffrey C. O'Hara, or successors, the principal sum of $125,000.00 on or before April 1, 2011, and to pay interest on the unpaid balance thereof at the rate of 1% per month from the date hereof, payable on a monthly basis within fourteen (14) days of the end of each month.

Payments of the principal and interest on this Note will be made at the principal office of the Company in such coin or currency of the United States of America as at the time of payment thereof shall be legal tender for the payment of public and private debts. Payments on this Note will be made either at said office or, at the option of the Company, by good check mailed to the person in whose name this Note is registered at the address set in Section 3(c) hereof. Demand for payment, protest, and notice of dishonor are hereby waived.

This Note is subject to the following terms and conditions:

1.   Bank Subordination

     1.1. Agreement to Subordinate. The indebtedness evidenced by this Note, including the principal and interest thereon shall be subordinate to all Bank Indebtedness of the Company, whether now outstanding or hereafter incurred, and holder of this Note, by his acceptance thereof, agrees to and shall be bound by the provisions of this
          Section 1.

     1.2. (a) Priority of Bank Indebtedness. No payment or prepayment shall be made by the Company, directly or indirectly, on the Note, whether in respect of principal or interest, and the holder of the Note shall not be entitled to receive any such payment or prepayment, nor shall any asset of the Company be applied to the payment of the Note, if, at the time of such proposed payment, prepayment or immediately after giving effect thereto, there shall have occurred and be continuing any event of default with respect to any Bank Indebtedness entitling the holder thereof to accelerate the maturity thereof. In addition, no payment or prepayment of the principal balance of this Note will take place prior to the stated maturity date without the prior written approval of Bank of America pursuant to the terms of the Credit Agreement between the Company and the Bank.

          (b) Acceleration of Bank Indebtedness, Dissolution, Liquidation, Etc. Upon any acceleration of the principal amount due on any Bank Indebtedness or upon any distribution of all or substantially all of the assets of the Company or upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors in connection with any

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          dissolution,    winding-up,    total   or   partial   liquidation   or
          reorganization of the Company, whether voluntary or involuntary and whether in bankruptcy, insolvency, receivership, arrangement or other proceeding, or upon an assignment for the benefit or creditors, or upon any other marshalling of the assets and liabilities of the Company, all principal and interest due or to become due upon all Bank Indebtedness shall first be paid in full in cash before the holder of this Note shall be entitled to receive any payments or retain any assets with respect to the Note, whether for principal, interest or otherwise.

     1.3. Obligation of Company Unimpaired. Nothing contained in this Section 1 or elsewhere in the Note is intended to or shall (a) impair the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Note, the principal and interest on the Note as and when the same shall become due and payable, subject only to the provisions of 1.1 and 1.2; (b) affect the relative rights of the holder of the Note and creditors of the Company other than the holder of Bank Indebtedness, or (c) prevent the holder of their Note from exercising all remedies otherwise permitted by applicable law upon an Event of Default, subject to the rights, if any, under this Section 1 of the holder of Bank Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     1.4. Bank Indebtedness. Bank Indebtedness shall mean all obligations to Bank of America pursuant to the Credit Agreement, outstanding on the date this Note is issued or which is hereafter outstanding and any defaults, renewals or extensions of any Bank Indebtedness.

     1.5. Other Debt. Other debt shall mean all indebtedness other than Bank Indebtedness that is not secured.

2.   Event of Default and Acceleration of Maturity

     2.1. Events of Default. In case one or more of the following events of Default shall have occurred and be continuing, that is to say:

          (a) default in the payment of interest on the Note as and when the same shall become due and payable, and continuance of such default for a period of thirty days; or

          (b) default in the payment of the principal, on the Note as and when the same shall become due and payable and continuance of such default for a period of thirty days; or

          (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in this Note contained, for a period of ninety days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by registered mail; or

          (d) Default in Bank Indebtedness or of any other indebtedness exceeding $100,000.

          (e) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or readjustment of the Company under the National Bankruptcy Act or any other similar applicable Federal or State law, and such decree or order shall have been continued undischarged or unstated for a period of sixty days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or trustee or assignee in bankruptcy or insolvency of the Company or of all or a major part of its property, or for the winding-up or liquidation of its affairs,

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               shall  have been  entered,  and such  decree or order  shall have remained in force undischarged or unstayed for a period of sixty days; or

          (f) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the institution of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or readjustment under the National Bankruptcy Act, or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or trustee or assignee in bankruptcy or insolvency of it or all or a major part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

               Then and in each and every such case, unless the principal of the Note shall have already become due and payable, the holder of the Note, by notice in writing to the Company, may declare the principal of the Note to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything herein contained to the contrary not withstanding.

     2.2 Payment of Notes; Suit Therefor. The Company covenants that in the case of an Event of Default, and acceleration of maturity pursuant to 2.1, or maturity in accordance with their terms, and upon demand, the Company will pay to the holders of the Note, the whole amount that then shall have become due and payable for principal and interest at a rate of 1.33% per month on overdue principal and (to the extent that payment of such interest is legally enforceable) upon the overdue interest, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation for agents, attorneys and counsel

     2.3 Remedies Cumulative and Continuing. All powers and remedies given by this Section 2, shall to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the holder by judicial proceedings or otherwise to enforce the performance or observance of the covenants and agreements contained in this Note, and no delay or omission of holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein.

3.   Miscellaneous

     (a) This note shall be governed by the domestic laws of the State of New Jersey.

     (b) No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Company, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

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     (c)  Notice hereunder shall be given as follows.

              To Company:           Tel-Instrument Electronics Corp.
                                    728 Garden St.
                                    Carlstadt, NJ 07072
                                    Attn:  Joseph P. Macaluso

              To Holder             Jeffrey C. O'Hara
                                    853 Turnbridge Circle
                                    Naperville, IL  60540

     (d) This Note shall not be assigned or transferred by Payee without the express prior written consent of the Company except by will and operation of law.

     (e) If any provision of this Note shall be deemed to be unenforceable by any Court of Competent Jurisdiction, the other provisions of this Note shall remain in full force and affect.


IN WITNESS WHEREOF, Tel-Instrument Electronics Corp. has caused this Note to be executed in its corporate name by the signature of its Chief Accounting Officer.



Dated:  February 22, 2010

Holder                                      Tel-Instrument Electronics Corp.


By:  /s/  Jeffrey C. O'Hara                By:  /s/  Joseph P. Macaluso
   -------------------------------             --------------------------------
          Jeffrey C. O'Hara                          Joseph P. Macaluso
                                                     Chief Accounting Officer

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